                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12
                                  CLARCOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  CLARCOR LOGO

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Monday, March 24, 2003 at 5:30 P.M., Central Standard Time, for the following purposes:

          1. To elect three Directors for a term of three years each;

          2. To consider and act upon the adoption of the Company's 2004 Incentive Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of CLARCOR Common Stock of record at the close of business on Friday, February 7, 2003 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                           DAVID J. BOYD
                                           Secretary

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Rockford, Illinois
February 20, 2003

                                  CLARCOR INC.
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Monday, March 24, 2003 at 5:30 P.M., Central Standard Time, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 20, 2003.

     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with him another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted to elect the three persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith, to approve the adoption of the Company's 2004 Incentive Plan and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

     As of February 7, 2003, the Company had outstanding 24,924,304 shares of Common Stock, constituting the only class of voting securities of the Company outstanding, and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on February 7, 2003 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     At the Annual Meeting three directors are to be elected. Proxies will be voted for the election of Messrs. J. Marc Adam, James L. Packard and Keith E. Wandell unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election of directors.

     Messrs. Adam, Packard and Wandell are directors of the Company previously elected by its shareholders whose terms in office expire this year. If elected, Messrs. Adam, Packard and Wandell will hold office for a three-year period ending in 2006 or until their respective successors are duly elected and qualified.

     In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                                                                  YEAR TERM AS
                                                  DIRECTOR          DIRECTOR
                         NAME           AGE         SINCE           EXPIRES
                         ----           ---       --------        ------------
              * J. Marc Adam             64    March 23, 1991         2006
                 Mr. Adam is retired Vice President Marketing, 3M, St. Paul,
                 Minnesota. He served as Vice President Marketing from 1995 to
                 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a Director of
                 Schneider National Inc.
              * James L. Packard         60     June 22, 1998         2006
                 Mr. Packard is Chairman and Chief Executive Officer,
                 REGAL-BELOIT Corporation (AMEX), Beloit, Wisconsin since
                 2002. From 1986 to 2002 he served as Chairman, President and
                 Chief Executive Officer. REGAL-BELOIT Corporation is a
                 manufacturer of mechanical and electrical products. Mr.
                 Packard is a Director of The First National Bank & Trust
                 Company of Beloit and Manitowoc Company, Manitowoc,
                 Wisconsin.
              * Keith E. Wandell         52    March 27, 2001         2006
                 Mr. Wandell has been President-Automotive Systems Group,
                 Battery, Johnson Controls, Inc. Milwaukee, Wisconsin since
                 1997. He served as Vice President and General
                 Manager-Automotive of Johnson Controls from 1996 to 1997 and
                 Vice President Operations from 1993 to 1996. Johnson Controls is a manufacturer of automotive products, facility management and control systems and plastic packaging.
                Robert J. Burgstahler    58   December 18, 2000       2004
                 Mr. Burgstahler was elected Senior Vice President, Business
                 Development and Corporate Services of 3M, St. Paul,
                 Minnesota, effective in February 2002. He served as Vice
                 President, Finance and Administrative Services of 3M from
                 2000 to 2002, President and General Manager of 3M Canada from
                 1998 to 2000 and Staff Vice President Taxes of 3M from 1995 to 1998. 3M is a diversified manufacturer.
                Lawrence E. Gloyd        70    March 31, 1984         2004
                 Mr. Gloyd is Chairman Emeritus of CLARCOR Inc. He retired as
                 Chairman and Chief Executive Officer of CLARCOR Inc. in March
                 2000. Mr. Gloyd was elected President and Chief Executive
                 Officer in March 1988 and Chairman, President and Chief
                 Executive Officer in March 1991. He is a Director of Thomas
                 Industries, Inc., Woodward Governor Company, Genlyte Thomas
                 Group LLC. and other private companies.
                Norman E. Johnson        54     June 26, 1996         2004
                 Mr. Johnson was elected Chairman, President and Chief
                 Executive Officer of CLARCOR Inc., Rockford, Illinois, in
                 March 2000. He was elected President and Chief Operating
                 Officer, CLARCOR Inc. in June 1995. Mr. Johnson was elected
                 President-Baldwin Filters, Inc. in 1990, Vice
                 President-CLARCOR Inc. in 1992, and Group Vice
                 President-Filtration Products in 1993. He is a Director of
                 Amcore Financial, Inc.
                Robert H. Jenkins        59    March 23, 1999         2005
                 Mr. Jenkins is retired Chairman, Hamilton Sundstrand
                 Corporation (formerly Sundstrand Corporation), Rockford,
                 Illinois. He served as Chairman, President and Chief
                 Executive Officer from 1997 to 1999 and as President and
                 Chief Executive Officer, Sundstrand Corporation from 1995 to
                 1997. Hamilton Sundstrand Corporation is an aerospace and
                 industrial company. Mr. Jenkins is a Director of AK Steel
                 Holding Corporation, Solutia, Inc., Sentry Insurance, Visteon
                 Corporation and Jason Incorporated.
                Philip R. Lochner, Jr.   59     June 17, 1999         2005
                 Mr. Lochner is retired Senior Vice President-Chief
                 Administrative Officer at Time Warner, Inc., New York, New
                 York. He served as Senior Vice President-Chief Administrative
                 Officer, Time Warner, Inc., from 1991 to 1998. Time Warner,
                 Inc. is a diversified media company. Mr. Lochner is a
                 Director of Apria Healthcare Group Inc., GTech Holdings Inc.,
                 Solutia Inc. and the Investor Responsibility Research Center.
                Roseann Stevens          48    March 19, 2002         2005
                 Ms. Stevens has been employed by Visteon Corporation,
                 Detroit, Michigan, as Vice President and General Manager,
                 General Motors & Alliance Partners Customer Business Group
                 since 2001. From 1997 to 2001, she was Vice President of
                 Global OEM Accounts of Visteon. Visteon is an automotive
                 systems supplier of integrated systems including climate
                 control, drive-line, interior and electronics systems.

------------------------------
* Nominees for election to terms expiring in 2006.

     Mr. Lawrence E. Gloyd will retire from the Board on March 24, 2003, the date of this Annual Meeting, pursuant to a Company policy that requires directors to retire from the Board upon reaching age 70. A search is being conducted for a replacement for Mr. Gloyd but has not been completed. It is expected that the Board will reduce the size of the Board to eight members until a suitable candidate has been found and elected or appointed to the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2002, the standing committees of the Board of Directors were the Director Affairs Committee, the Audit Committee, and the Compensation & Stock Option Committee.

     The Director Affairs Committee consists of three non-employee directors. The Committee is responsible generally for corporate governance and also reviews and makes recommendations regarding management succession and Board policies and recommends qualified individuals for nomination to fill vacancies on the Board. The full Board may accept or reject the Committee's recommendations. The charter of the Director Affairs Committee does not authorize the Committee to consider nominees recommended by shareholders of the Company. The Director Affairs Committee met once during fiscal 2002. The present members of the Director Affairs Committee are Messrs. J. Marc Adam, Chairman, and Lawrence E. Gloyd and Ms. Roseann Stevens.

     The Audit Committee consists of three independent, non-employee directors. It is the responsibility of the Audit Committee to select independent auditors and to review audits, proposals and other services as performed by the independent auditors. The Committee also reviews the activities and findings of the internal audit staff and reviews the Company's system of internal controls with the Company's independent auditors, internal audit staff and management. The Board has adopted a written charter for the Audit Committee. The Audit Committee met seven times during fiscal 2002. The present members of the Committee are Messrs. Philip R. Lochner, Jr., Chairman, Robert J. Burgstahler and Keith E. Wandell.

     The Compensation & Stock Option Committee, which consists of three independent, non-employee directors, determines the compensation of key officers and employees. It reviews and administers the Company's 1994 Incentive Plan and grants stock awards under such Plan to certain officers and key employees of the Company. The Committee met once during fiscal 2002. The present members of the Committee are Messrs. James L. Packard, Chairman, J. Marc Adam and Robert H. Jenkins.

MEETINGS AND FEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during fiscal 2002. All of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of the Board of which they are members, except for Mr. Burgstahler who did not attend two of the meetings of the full Board.

     In fiscal 2002, directors who were not employees of the Company received an annual retainer of $32,500 and fees of $1,000 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee directors who are Chairmen of Committees received an additional annual fee of $3,250 in fiscal 2002.

     Pursuant to the Company's Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director's fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by Bank One Corporation, or its successor, either when the participant ceases being a director of the Company or upon his retirement from his principal occupation or at the time the participant reaches a specified age. No director deferred any portion of the fees payable to him during fiscal 2002.

     The Board has adopted a Directors' Stock Compensation Plan. Under this Plan, as amended, in lieu of the annual retainer otherwise payable, on the date a person first becomes a non-employee director, and annually thereafter on the date of each annual meeting of shareholders, such person receives a grant of shares of the Company's Common Stock with an aggregate fair market value equal to and in lieu of the amount of the annual retainer for non-employee directors.

     Under the 1994 Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders and on the date on which such non-employee director is first elected or begins to serve as a non-employee director, options to purchase 3,750 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. As of January 1, 2003, Mr. Adam has fully exercisable options for 33,750 shares, Mr. Packard has 17,825, Mr. Jenkins has 15,000, Mr. Lochner has 14,100, Mr. Gloyd has 11,250, Mr. Burgstahler has 8,517, Ms. Stevens has 3,750 and Mr. Wandell has 7,500.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                 SHARES          PERCENT
                      NAME AND ADDRESS                        BENEFICIALLY         OF
                    OF BENEFICIAL OWNER                          OWNED            CLASS
                    -------------------                       ------------       -------
Gabelli Funds, LLC .........................................   2,150,267(1)       8.63%
GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580-1434
Liberty Wanger Asset Management, L.P. ......................   1,728,600(2)       6.94%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

------------------------------
(1) Based upon information contained in a Schedule 13F filed November 14, 2002 with the Securities and Exchange Commission by Gabelli Funds Inc. on behalf of certain Gabelli entities.

(2) Based upon information contained in a Schedule 13F filed October 30, 2002 with the Securities and Exchange Commission by Liberty Wanger Asset Management, L.P. on behalf of certain Wanger entities.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of January 15, 2003 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 6 and by all directors, nominees and executive officers of the Company as a group:

                                                                 SHARES      PERCENT
                     NAME OF PERSON OR                        BENEFICIALLY     OF
                     IDENTITY OF GROUP                           OWNED        CLASS
                     -----------------                        ------------   -------
J. Marc Adam (2)............................................      53,014         *
Robert J. Burgstahler (2)...................................      11,371         *
Lawrence E. Gloyd (2)(3)....................................     560,610      2.12%
Robert H. Jenkins (2).......................................      20,571         *
Norman E. Johnson (1)(3)....................................     682,291      2.58%
Philip R. Lochner, Jr. (2)..................................      19,290         *
James L. Packard (2)........................................      24,248         *
Roseann Stevens (2).........................................       4,765         *
Keith E. Wandell (2)........................................       9,902         *
Bruce A. Klein (1)(3).......................................     203,972         *
William B. Walker (1)(3)....................................     124,576         *
David J. Anderson (1)(3)....................................     135,706         *
David J. Boyd (1)(3)........................................      25,137         *
All directors and executive officers as a group
  (16 persons) (1)(2)(3)(4).................................   2,192,630      8.28%

------------------------------
 *  Less than one percent.

(1) Includes restricted stock units granted under the 1994 Incentive Plan.

(2) Includes shares granted under the Directors' Stock Compensation Plan and shares subject to stock options granted to Directors pursuant to the Company's 1994 Incentive Plan. See "Election of Directors -- Meetings and Fees of the Board of Directors."

(3) Includes all shares subject to stock options granted pursuant to the Company's 1984 Stock Option Plan and the 1994 Incentive Plan. For information as to the total number of shares subject to options granted to Messrs. Johnson, Klein, Walker, Anderson and Boyd and the options which are exercisable by them within 60 days, see the table on page 8.

(4) Includes 1,489,555 shares subject to stock options of which 143,500 were granted on December 15, 2002. Options for 958,903 shares are exercisable within 60 days. Also includes 17,701 deferred and 53,791 non-vested Restricted Stock Units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's Common Stock. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2002. To the knowledge of the Company, no person or entity owns beneficially 10% or more of its outstanding Common Stock.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Norman E. Johnson, the Chairman, President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the fiscal year that ended on November 30, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                 ------------------------------------
                                                    ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                             ---------------------------------   -----------------------   ----------
                                                                       OTHER                                               ALL
                                                                      ANNUAL     RESTRICTED   SECURITIES                  OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION           YEAR   SALARY(2)    BONUS(3)   SATION(4)   AWARDS(5)    OPTIONS(6)   PAYOUTS(7)   SATION(8)
------------------------------------  ----   ---------    --------   ---------   ----------   ----------   ----------   ---------
Norman E. Johnson (1)...............  2002    $500,000    $700,387     $ --       $220,000      55,000      $     --     $30,341
Chairman, President and Chief         2001     449,231      94,339       --        185,000      99,452       192,652      24,506
Executive Officer                     2000     393,846     380,304       --         72,742     100,000       107,071      13,927
Bruce A. Klein......................  2002     252,000     252,221       --         93,280      20,000        45,400      17,919
Vice President, Finance and           2001     241,846      29,022       --         86,340      26,624       101,374      14,798
Chief Financial Officer               2000     231,962     130,660       --         34,928      17,000        59,445      10,701
William B. Walker...................  2002     206,000     240,281       --         76,257      26,366            --      11,600
President -                           2001     200,923       8,138       --         71,947      20,119            --      10,592
Environmental Filtration              2000     191,539      81,938       --             --      10,000            --       9,056
David J. Anderson...................  2002     183,000      93,807       --         47,850      12,609        24,958      14,645
Vice President - Corporate            2001     177,077      11,954       --         45,214      18,442        63,541      13,271
Development                           2000     170,923      75,648       --         21,479      16,763        37,884       9,813
David J. Boyd (9)...................  2002     157,500     110,348       --         41,250       5,000        14,432       6,249
Vice President, General               2001     151,154      15,872       --         38,536       5,000            --       5,534
Counsel & Corporate Secretary         2000      83,654      47,122       --             --          --            --       1,322

------------------------------
(1) Mr. Johnson serves as a director of the Company but receives no separate remuneration in that capacity.

(2) Includes compensation deferred by the Company's executive officers pursuant to the Company's Retirement Savings Plan and the Company's Deferred Compensation Plan.

(3) Discretionary cash bonuses granted by the Board of Directors under the Company's Annual Incentive Plan.

(4) The aggregate value of all perquisites and personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers in the Summary Compensation Table.

(5) Represents restricted stock units (the "Restricted Stock Units") granted pursuant to the 1994 Incentive Plan. Restricted Stock Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Restricted Stock Units vest on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Restricted Stock Units vest and shares of Common Stock are issued in conversion of the Restricted Stock Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Restricted Stock Units permit a grantee to defer the issuance of Common Stock pursuant to the Restricted Stock Units for a period of years or until the termination of the grantee's employment by the Company. During 2002, Messrs. Johnson and Walker deferred vesting with respect to 3,483 and 972 Restricted Stock Units, respectively. On November 30, 2002 the named executive officers held an aggregate of 44,408 Restricted Stock Units with a total value of $978,192, based upon the closing market price of the Company's Common Stock at the date of grant.

(6) Consists of options and replacement options granted under the Company's 1994 Incentive Plan to acquire shares of the Company's Common Stock. See "-- Stock Options" below.

(7) Consists of Performance Shares and Performance Units distributed and paid under the Performance Share Plan at the close of the Performance Cycle ending in the year and shares of Common Stock issued upon the vesting of Restricted Stock Units. The amounts shown for 2000 and 2001 are equal to the number of Performance Shares and Performance Units paid and distributed, multiplied by the average of the closing prices of a share of the Company's Common Stock for the last 30 trading days of the last fiscal year in the Performance Cycle. No further awards are expected to be made under the Performance Share Plan and none of the named executive officers have any outstanding Performance Shares or Performance Units. The amounts shown for 2002 are calculated based on the closing price of shares of Common Stock (on the date of issuance) issued upon the vesting of Restricted Stock Units.

(8) The amounts shown in this column for All Other Compensation for the last fiscal year derived from the following figures: Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $12,385; $6,277; $5,139; $4,562 and $3,923 - Company match for employee stock purchase plan; Messrs. Johnson, Klein, Walker and Anderson respectively: $2,750; $2,773; $2,007 and $2,574 - Company match for 401(k) plan; Messrs. Johnson, Klein and Anderson respectively: $3,398; $1,496 and $3,043 - relating to Company paid split dollar insurance premiums; Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $1,226; $3,364; $1,240; $2,322 and $849 - Company paid group insurance premium; Messrs. Johnson, Klein, Walker, Anderson and Boyd respectively: $10,582; $4,009; $3,214; $2,144 and $1,477 - Company paid compensation for dividends on Restricted Stock Units.

(9) Mr. Boyd began employment with the Company on May 8, 2000.

     Each officer of the Company is elected by the Board of Directors for a term of one year which begins at the Board of Directors meeting at which he or she is elected held in conjunction with the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his or her successor.

STOCK OPTIONS

     The following table provides information with respect to stock options granted during fiscal year 2002 under the Company's 1994 Incentive Plan, as amended, to the five individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                     --------------------------------------------------------------------------
                                     NUMBER OF
                                     SECURITIES     % OF TOTAL
                                     UNDERLYING      OPTIONS
                                      OPTIONS       GRANTED TO
                                      GRANTED      EMPLOYEES IN    EXERCISE     EXPIRATION       GRANT DATE
              NAME                      (1)        FISCAL YEAR     PRICE (2)       DATE       PRESENT VALUE (3)
              ----                   ----------    ------------    ---------    ----------    -----------------
N. E. Johnson....................      55,000          16.8%       $27.5000      12/15/11         $449,350
B. A. Klein......................      20,000           6.1         27.5000      12/15/11          163,400
W. B. Walker.....................      15,000           4.6         27.5000      12/15/11          122,550
                                        6,123(4)        1.9         31.8500      12/04/04           36,922
                                        5,243(4)        1.6         31.8500      12/19/05           36,858
D. J. Anderson...................       7,500           2.3         27.5000      12/15/11           61,275
                                        5,109(4)        1.6         27.0000      12/06/02           13,743
D. J. Boyd.......................       5,000           1.5         27.5000      12/15/11           40,850

------------------------------
(1) Consists of nonqualified options issued for a ten year term (other than as noted in footnote (4)) with a four year vesting schedule (see "Long-Term Incentive Plan" in the Report of the Compensation & Stock Option Committee).

(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant.

(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

     (i) an expected option term of seven years to exercise (based on estimated prior experience);

     (ii) interest rates ranging from 1.87% to 4.70% depending on the date of grant and based on the quoted yield of Treasury Strips;

     (iii) dividends of $.4725 per share of Common Stock; and

     (iv) stock price volatility of 25.5% based upon the monthly stock closing prices for the preceding 7 years.

(4) This grant resulted from the exercise of an option and from the payment of the related exercise price by the optionee using shares of previously owned Company Common Stock. Under these circumstances, the 1994 Incentive Plan permits the grant of options ("replacement options") for the number of shares used in payment of the exercise price. The exercise price for each replacement option is equal to the market value of the Company's Common Stock on the date of such exercise and replacement options expire on the same date as the original option which was exercised. The replacement option grants do not contain the replacement feature.

     The following table sets forth certain information regarding option exercises during the fiscal year and the unexercised options held by such individuals at November 30, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                      NUMBER OF                 UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                       SHARES                        AT FY-END              AT FY-END
                                     ACQUIRED ON     VALUE         EXERCISABLE/            EXERCISABLE/
              NAME                    EXERCISE      REALIZED     UNEXERCISABLE (1)      UNEXERCISABLE (2)
              ----                   -----------    --------    -------------------    --------------------
N. E. Johnson....................       9,675       $ 54,664      292,463/195,646      $4,438,816/2,463,871
B. A. Klein......................          --             --        82,562/52,312         1,324,413/621,404
W. B. Walker.....................      16,500        308,531        47,110/31,875           490,629/359,939
D. J. Anderson...................      19,480        170,685        67,974/24,847         1,190,117/307,290
D. J. Boyd.......................          --             --          3,750/6,250             42,750/56,250

------------------------------
(1) On December 15, 2002, subsequent to the fiscal year-end, additional option grants were awarded as follows: Mr. Johnson 60,000, Mr. Klein 22,000, Mr. Walker 17,500, Mr. Anderson 7,500 and Mr. Boyd 8,000.

(2) Based on the $32.90 closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on November 29, 2002, the last trading date prior to the Company's fiscal year-end close on Saturday, November 30, 2002.

RETIREMENT PLANS

     Most employees of the Company and certain of its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. During fiscal 2002 the Company made a $5,000,000 contribution to the Pension Trust.

     The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($36,000 in fiscal 2003) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans is the amount of annual pension.

     Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Johnson, Klein, Walker, Anderson and Boyd are $67,569, $50,136, $16,964, $30,697 and $11,013, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts. The estimated benefits were calculated assuming that the participants would continue to accrue benefits at current wage levels to normal retirement.

     Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company: the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan provides a monthly benefit to a participant equal to (a) 65% of his average monthly compensation with respect to the three consecutive fiscal years for which he received the highest compensation, reduced by (b) his monthly normal retirement benefit provided by the Pension Trust and benefits earned during employment other than by the Company. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson, Klein and Anderson are participants in both of the 1994 plans. Mr. Walker is a participant in the 1994 Supplemental Pension Plan. Mr. Boyd is not a participant in either plan. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Klein, Walker and Anderson are $478,020, $196,368, $16,544 and $103,068, respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Johnson, Klein, Walker, Anderson and Boyd and certain other executive officers of the Company. Mr. Johnson's employment agreement provides for such compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, and "change of control" provisions as are described in this Proxy Statement. Mr. Johnson's agreement, as amended, expires on the date of the 2003 Annual Meeting. His agreement is extended automatically each year unless terminated by the Board. The agreements with Messrs. Klein, Walker, Anderson, Boyd and certain other executive officers include the provisions described in the next two paragraphs.

     The "Change of Control" provisions of Mr. Johnson's agreement and other agreements, as amended, with Messrs. Klein, Walker, Anderson and Boyd and certain other executive officers become effective upon the occurrence of any of the following: (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; (iii) consummation of a reorganization, merger or consolidation, in each case in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction or (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets.

     The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) a lump-sum cash payment equal to three times the sum of the officer's base salary and annual bonus, (ii) continued health and welfare benefits and perquisites for the three year period following termination; and (iii) a lump sum payment equal to the pension benefits the terminated officer would have earned during the three year period after the termination. If any of such agreements subjects the officer to excise tax under Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) a material adverse reduction in the nature or scope of his authorities, duties or responsibilities, following a change of control, as determined in good faith by the officer; (b) a reduction in compensation or benefits after a change of control or (c) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

     The purpose of the Compensation & Stock Option Committee ("Committee") is to assure that the Chief Executive Officer and the other executive officers of the Company ("Executive Officers") are compensated equitably, competitively and in a manner that is consistent with the long-term best interests of the Company and its shareholders. The Committee, which is composed entirely of independent non-employee directors, is responsible for determining the annual salary, cash incentives, benefits and intermediate-term and long-term incentive plan awards for the Company's Executive Officers.

COMPENSATION PHILOSOPHY

     There are certain stated principles which the Committee follows in structuring the compensation packages for the Chief Executive Officer and the other Executive Officers of the Company. These are:

     Pay for Performance

          A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes that this structure aligns the executives' interests with the interests of the shareholders.

     Competitiveness

          Total compensation packages are designed to be comparable with those of executives occupying comparable positions in comparable companies. The packages are also designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the Executive Officers.

     Executive Ownership

          A major component of executive compensation is equity-based, and as a result, the Executive Officer's interests are more directly linked with shareholders' interests. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

          The Committee has established ownership guidelines for Executive Officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that Executive Officers, after a five-year period, own shares with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. In addition, the guidelines require that non-employee directors, after a five-year period, own shares with a value equal to a minimum of five times the annual retainer.

     Management Development

          The compensation packages are also designed to attract and retain quality executives with the leadership skills and other key competencies required to meet the Company's objectives and to enhance shareholder value.

COMPONENTS OF EXECUTIVE PAY

     The components of total pay for all executives are annual salary, cash incentives, benefits and intermediate-term and long-term incentive awards. The Committee reviews annually each component of compensation and total compensation for the Executive Officers. The review includes a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and comparably-sized companies. Competitive information and data relating to executive compensation packages is provided by independent compensation consultants at the request of the Committee.

     Annual Salary

          Annual salary and annual adjustments are based on the executive's performance, experience, and reference to competitive rates for comparable positions in related industry groups and comparably-sized companies.

     Cash Incentives

          Annual cash incentives are determined based upon the attainment of financial targets by the Company and the individual performance of the executive. If certain minimum target results are not achieved, no annual incentive will be paid. If target levels, which the Committee considers to be reasonably difficult to attain, are achieved, annual incentive levels generally range from 30% to 70% of base salary, with the maximum awards ranging from 69% to 161% of base salary if performance materially exceeds the target objectives.

          The financial target that must be attained is economic value added, or as referred to by the Company, CLARCOR Value Added ("CVA"). In basic terms, CVA is consolidated annual after-tax operating earnings less the annual cost of capital. Thus the size of the cash incentives varies directly with the amount by which such after-tax earnings exceed the cost of capital. As a result, the CVA program is designed to reward managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders and lenders. If the Company fails to achieve the target levels of CVA, the cash incentive awards are reduced. The Committee sets the target levels prior to the beginning of the year.

     Benefits

          Employee benefits offered to the general employee population of the Company are provided to Executive Officers as part of the total compensation program. In addition, certain Executive Officers are provided supplemental retirement benefits, life insurance policies and certain other benefits.

     Intermediate-Term Incentive

          Currently the Company's intermediate term incentive program involves grants of Restricted Stock Units ("Units"). Units provide for the issuance of Common Stock to the grantee over a four year period. 25% of the total number of Units vests on each anniversary of the grant so long as the grantee remains in the employment of the Company or one of its subsidiaries. Until Units vest and shares of Common Stock are issued in conversion of the Units, the grantee does not have any rights as a shareholder of the Company, but prior to vesting the grantee will receive a cash payment equal to the dividends paid on the Common Stock. The Units permit a grantee to defer the issuance of Common Stock pursuant to the Units for a period of years or until the termination of the grantee's employment by the Company. The Committee believes that intermediate-term incentive programs based on appreciation in the price of the Company's Common Stock are in the best interests of the Company and its shareholders.

     Long-Term Incentive Plan

          The Company's long-term incentive plan awards non-qualified stock options to its executives and key employees. Options granted under the Company's shareholder approved 1994 Incentive Plan have a 10-year life and all options granted during fiscal 2002 were at the market value of the Common Stock on the date of grant. The option grants provide the executives an opportunity to acquire an equity interest in the Company and to share in the long-term appreciation of the stock.

          Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. The CEO's grant is similarly determined by the Committee and all other stock option grants are reviewed and approved by the Committee.

          Stock options granted in fiscal 2002 are not exercisable for one year after the grant. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 4th year and through the 10th year of the option.

SECTION 162(m) COMPLIANCE

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1 million (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee intends to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by administering the Company's plans and programs in a way that will meet the regulations in effect at the time compensation decisions are made.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Johnson's annual salary was increased during fiscal 2002 to be competitive with the median base salary paid to chief executive officers of comparably-sized corporations identified by the Committee. For fiscal 2002, Mr. Johnson was awarded an annual cash incentive equal to 140% of his base salary in accordance with the annual cash incentive plan as a result of the CVA levels attained in fiscal 2002 and based on Mr. Johnson's performance in meeting his personal performance objectives.

     Mr. Johnson also received grants of 8,000 Restricted Stock Units and was granted non-qualified stock options for 55,000 shares of the Company's Common Stock at an exercise price of $27.50 per share, the closing price as reported on the New York Stock Exchange on the date of grant. In addition, during fiscal 2002 he deferred the receipt of 3,483 shares of Common Stock issuable pursuant to Restricted Stock Units.

     The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                     Compensation & Stock Option Committee

                                  James L. Packard, Chairman
                                  J. Marc Adam
                                  Robert H. Jenkins

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Board of Directors' Audit Committee is comprised of three directors who are not officers of the Company. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company's financial statements have been prepared in accordance with generally accepted accounting principles. The Company's auditors, PricewaterhouseCoopers LLP, are engaged to audit the Company's financial statements and to express an opinion on the conformity of such audited financial statements to generally accepted accounting principles. Members of the Audit Committee rely on the information provided to them and on the representations made by management and the information, representations, opinions and communications of the Company's auditors.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements with management and the Company's auditors. The Audit Committee has discussed with the Company's auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Au sec.380). In addition, the Audit Committee has received from the Company's auditors the written disclosures and the letter from the auditors that such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors their independence from the Company and its management. While the activities of the Audit Committee are designed to provide an additional level of review, such activities cannot provide assurance that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact independent.

AMOUNTS PAID TO PRICEWATERHOUSECOOPERS LLP

     The Committee has been advised by the Company that the total fees and expenses billed to the Company in fiscal 2002 by PricewaterhouseCoopers LLP, the Company's principal accounting firm, were $510,135.

     Audit Fees

          Of the total amount, an aggregate of $500,440 consists of fees and expenses billed for the audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees

          PricewaterhouseCoopers LLP was not engaged by the Company during fiscal 2002 to perform any financial information systems design and implementation services.

     All Other Fees

          Of the total amount, the remaining aggregate amount of $9,695 consists of fees and expenses billed for all other services, primarily related to taxes and foreign regulatory compliance matters. The Committee has considered whether the provision of these services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

     In reliance on the reviews and discussions referred to above and subject to the limitations set forth above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, for filing with the Securities and Exchange Commission.

                                Audit Committee

                                  Philip R. Lochner, Jr., Chairman
                                  Robert J. Burgstahler
                                  Keith E. Wandell

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (November 30, 1997 to November 30, 2002) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Industrial Machinery Index.

                          TOTAL RETURN TO SHAREHOLDERS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P SMALLCAP 600 INDEX AND
                         S&P INDUSTRIAL MACHINERY INDEX
[PERFORMANCE GRAPH]

                                                                                S&P SMALLCAP 600             S&P INDUSTRIAL
                                                      CLARCOR INC.                    INDEX                  MACHINERY INDEX
                                                      ------------              ----------------             ---------------
1997                                                     100.00                      100.00                      100.00
1998                                                      96.25                       93.01                       97.08
1999                                                      90.94                      102.83                      105.74
2000                                                      99.32                      112.82                       98.34
2001                                                     149.00                      122.98                      103.58
2002                                                     185.49                      116.00                      111.48

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on November 30, 1997 and that all dividends were reinvested.

     The reference points on the foregoing graph are as follows:

                                                       1998     1999     2000     2001     2002
                                                       ----     ----     ----     ----     ----
CLARCOR INC. ........................................  96.25    90.94    99.32   149.00   185.49
S&P SMALLCAP 600 INDEX...............................  93.01   102.83   112.82   122.98   116.00
S&P INDUSTRIAL MACHINERY INDEX.......................  97.08   105.74    98.34   103.58   111.48

     The 1997 beginning measuring point was the market close on November 29, 1997, the last New York Stock Exchange trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 2002 was November 29, 2002 based on the last New York Stock Exchange trading date prior to the Company's Saturday, November 30, 2002 fiscal year-end.

                        APPROVAL OF 2004 INCENTIVE PLAN

     The Board of Directors is proposing for shareholder approval the CLARCOR Inc. 2004 Incentive Plan (the "Plan"). A copy of the Plan is attached to this Proxy Statement as Exhibit A. The purposes of the Plan are (i) to align the interests of the Company's shareholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success and (ii) to advance the interests of the Company by attracting and retaining officers, other key employees and well-qualified Non-employee Directors. The Plan, if approved by shareholders, will replace the 1994 Incentive Plan on the termination date of the 1994 Incentive Plan, December 14, 2003. The Plan provides for some of the same types of awards and grants as are permitted in the 1994

Incentive Plan. Under the Plan, the Company may grant Non-Qualified Stock Options, "Incentive Stock Options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs") and Restricted Stock Units. In addition, each Non-employee Director during the term of the Plan will be granted (a) shares of Common Stock with a value equal to 100% of the amount of the then current annual cash retainer otherwise payable to Non-employee Directors and in lieu thereof, and
(b) Non-Qualified Stock Options to purchase 3,750 (subject to adjustment as provided below) shares of Common Stock. For persons who become Non-employee Directors on or after December 14, 2003, such grants will be made on a prorated basis on the date such person first becomes a Non-employee Director and thereafter in full on the date of each subsequent Annual Meeting of Shareholders during such person's term in office. For persons who are Non-employee Directors on December 14, 2003, such grants will be made on the date of each Annual Meeting of Shareholders during such person's term in office, beginning with the 2004 Annual Meeting.

     The Plan also extends, amends and restates the monthly investment plan set forth in the 1994 Incentive Plan, which would otherwise terminate no later than December 14, 2003. Such monthly investment plan (the "MIP") provides for the purchase by all full time employees of the Company and its United States subsidiaries who have completed three months of consecutive service of shares of Common Stock through a monthly investment plan (the "MIP").

     A shareholder may mark the accompanying form of proxy to (i) vote for the Plan, (ii) vote against the Plan or (iii) abstain from voting with respect to the Plan. If a quorum is present at the Annual Meeting, approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote with respect to the Plan. Proxies marked to abstain from voting with respect to the Plan will have the legal effect of proxies voted against the Plan. Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by such proxies are not being voted with respect to the Plan. This is because the rules of the New York Stock Exchange do not permit a broker to vote shares held in street name with respect to the Plan in the absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies which are not voted with respect to the Plan will not be considered entitled to vote with respect to the Plan and accordingly will not affect the determination of whether the Plan is approved although such shares will be considered entitled to vote for other purposes and will be counted in determining the presence of a quorum.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

DESCRIPTION OF THE PLAN

     ADMINISTRATION. The Plan is administered by the Compensation & Stock Option Committee of the Board of Directors (the "Committee") which must consist of not less than three independent directors who are not eligible to receive discretionary awards under the Plan. The Board of Directors annually elects directors to serve on the Committee and may remove a director from the Committee at any time.

     Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four other most highly compensated executive officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "qualified performance-based compensation". To be qualified performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors", (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation's shareholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any qualified performance-based compensation is made. The Company's Compensation & Stock Option Committee consists solely of "outside directors" as defined for purposes of Section 162(m) of the Code. As a result, compensation payable under the Plan such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation, such as Restricted Stock Units, payable under the Plan is expected to be subject to such limit.

     Subject to the express provisions of the Plan, and except for options and Common Stock granted to Non-employee Directors and for participation in the MIP, the Committee will have the authority to select eligible officers and other key employees who will receive awards and grants and determine all of the terms and conditions of each award and grant.

     Historically, about 225 employees and directors have been granted Non-Qualified Stock Options and about 10 employees have been granted Restricted Stock Units annually under the Company's 1994 Incentive Plan. All full time employees of the Company and its United States subsidiaries who have completed three months of consecutive service are eligible to participate in the MIP. The Company expects that the number of persons who receive grants of Non-Qualified Stock Options and Restricted Stock Units under the Plan will be approximately the same as experienced under the 1994 Incentive Plan.

     All awards under the Plan are evidenced by a written agreement (an "Agreement"), containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to executive officers of the Company and grants to persons whose compensation is likely to be subject to the $1 million deduction limitation under Section 162(m) of the Code, the Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer or another executive officer of the Company.

     AVAILABLE SHARES. Under the Plan, the total number of shares of Common Stock available for grants and awards during the term of the Plan is 1,500,000 shares (the "Total Share Limit"). The foregoing limitation does not apply to purchases under the MIP. The Plan provides that no more than 3% of the outstanding Common Stock as of January 1 in any calendar year may be purchased under the Plan through the MIP. Both of these limitations will be subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization (each an "Event of Dilution"). In general, shares covered by an option, SAR or other award that expires or terminates unexercised or is cancelled or forfeited and shares delivered in payment of the exercise price of an option would again be available for awards under the Plan. Shares covered by an SAR that is exercised, less shares delivered by the Company (or which would be delivered but are withheld to satisfy a tax withholding obligation), would again be available for awards under the Plan. Subject to adjustment for an Event of Dilution (and subject to the Total Share Limit), the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted during any calendar year is 150,000 and any portion of such number of shares of Common Stock not subject to an Incentive Stock Option granted in a calendar year will be available for grants of Incentive Stock Options in succeeding years. Subject to adjustment for an Event of Dilution (and subject to the Total Share Limit), the maximum number of shares of Common Stock with respect to which options and SARs may be granted in any calendar year to any person shall be 375,000. Subject to an adjustment for an Event of Dilution (and subject to the Total Share Limit), the maximum number of shares of Common Stock available for grants of Restricted Stock Units during the term of the Plan is 300,000 shares. Shares of Common Stock represented by a grant of Restricted Stock Units would again become available for such awards upon forfeiture of such grant. Shares of Common Stock to be delivered under the Plan other than those acquired under the MIP will be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired by the Company and held as treasury shares or a combination thereof. As described herein under the heading "Monthly Investment Plan", shares of Common Stock acquired under the MIP will be purchased on the New York Stock Exchange through a broker designated by the Company.

     EFFECTIVE DATE, TERMINATION AND AMENDMENT. If approved by shareholders, the Plan will become effective January 24, 2003 (the date of approval by the Board of Directors). The 1994 Incentive Plan terminates by its terms on December 14, 2003 and the fact that the 2004 Incentive Plan is effective prior to that date will not effect the right of the Company to make awards and grants under the 1994 Incentive Plan on any date prior to December 14, 2003. The provisions of the Plan which extend, amend and restate the MIP (currently set forth in the 1994 Incentive Plan) will be effective as of December 14, 2003. No award or grant pursuant to the Plan will be made or effective prior to December 14, 2003. The Plan will terminate ten years after January 24, 2003, unless terminated earlier by the Board of Directors. The termination of the Plan shall not affect the terms and conditions of any award or grant made under the Plan. The Board of Directors may amend the Plan at any time except that, without the approval of the Shareholders of the Company, no amendment may, (i) increase the number of shares of Common Stock available under the Plan, (ii) reduce the minimum purchase price of a share of Common Stock subject to an option or the base price of an SAR, (iii) effect any change inconsistent with Section 422 of the Code or
(iv) extend the term of the Plan.

     MONTHLY INVESTMENT PLAN. The Plan provides for the purchase by all full time employees of the Company and its United States subsidiaries who have completed three months of consecutive service ("MIP Participants") of shares of Common Stock through the MIP. Through a broker designated by the Company, MIP Participants may purchase Common Stock on the New York Stock Exchange at the then current market price by authorizing a minimum payroll deduction of $10.00 per month up to a maximum of 15% of such participant's base salary. The Company will contribute 25% of a MIP Participant's payroll deductions up to a maximum of 10% of such participant's base salary. The Company will pay the administrative expenses of the MIP, including brokers' commissions, if any, and custodian and recordkeeping fees. Cash dividends on shares of Common Stock held in MIP accounts are reinvested in Common Stock. A MIP Participant who terminates payroll deductions may not participate in the MIP for one year after such termination.

     The Company reserves the right to discontinue use of its payroll deduction facilities for the purpose of the MIP at any time such action is deemed advisable in its judgment, and it also reserves the right to amend or discontinue the MIP at any time. Any such amendment or termination will not result in the forfeiture, before the effective date of amendment or termination of the MIP, of (i) any funds deducted from the salary of a MIP Participant or contributed on behalf of any MIP Participant, (ii) any shares or fractional interest in shares purchased by the MIP Participant or (iii) any dividends or any distribution declared in respect of such shares.

     NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS. The number of shares of Common Stock subject to a Non-Qualified Stock Option or Incentive Stock Option, the purchase price per share of Common Stock purchasable upon exercise of either type of option, the period for the exercise of such option and whether such option will become exercisable in cumulative or non-cumulative installments and in part or in full at any time, will be determined by the Committee.

     No Incentive Stock Option may be exercisable more than ten years after its date of grant. If the recipient of the Incentive Stock Option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), the option may not be exercised later than five years after its date of grant. The option exercise price of a Non-Qualified Stock Option or an Incentive Stock Option may not be less than the fair market value of the Common Stock on the date of grant of such option and, if the recipient of the Incentive Stock Option is a ten percent holder, the option exercise price may not be less than the price required by the Code, currently 110% of fair market value of the Common Stock on the date of grant of such option.

     An exercisable Non-Qualified Stock Option or Incentive Stock Option, or a portion thereof, may be exercised only with respect to whole shares of Common Stock. Such option or portion thereof may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Committee's satisfaction) either (A) in cash, (B) in previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to such option by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A) and
(B), in each case to the extent determined by the Committee at the time of grant of the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (D) above. No shares of Common Stock shall be issued until the full purchase price has been paid.

     In the event of termination of employment by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), each Non-Qualified Stock Option will become fully exercisable for a period specified at any time or from time to time by the Committee prior to the date on which such retirement begins, but in no event after the expiration of such option. In the event of termination of employment by reason of death or disability, each Non-Qualified Stock Option will become fully exercisable for a period of two years (or such shorter period as the Committee may specify at the time of grant) after the date of such termination, but in no event after the expiration of such option. In the event of termination of employment for any other reason, each Non-Qualified Stock Option will terminate 90 days after the date of such termination of employment, but in no event after the expiration of such option. If a holder dies during the applicable exercise period following termination of employment by reason of retirement, during the two-year exercise period following termination of employment by reason of disability or during the 90-day exercise period following termination of employment for any other reason, each Non-Qualified Stock Option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of two years (or such shorter period as the Committee may specify at the time of grant) from the date of death, but in no event after the expiration of such option.

     The Plan provides that the Committee may grant Non-Qualified Stock Options (a "Replacement Option") to a grantee subsequent to the delivery by that grantee of whole shares of Common Stock in payment of the exercise price of a stock option (the "Original Option") issued to such grantee under the Plan. The Replacement Option shall (i) grant an option to such grantee for the number of shares of Common Stock so delivered by such grantee upon the exercise of the Original Option; (ii) have an exercise price equal to the fair market value of the Common Stock on the date of grant of the Replacement Option; and (iii) in all other respects have the same terms as the Original Option including, without limitation, the same expiration date as the Original Option.

     In the event of a termination of employment by reason of death or permanent and total disability (as defined in Section 22(e)(3) of the Code), Incentive Stock Options will become fully exercisable for a period of one year (or such shorter period as the Committee may specify at the time of grant) after such termination, but in no event after the expiration of the Incentive Stock Option. In the event of a termination of employment for any other reason, an Incentive Stock Option will be exercisable to the extent exercisable on the date of termination for a period of three months after such termination, but in no event after the expiration of the Incentive Stock Option. If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of permanent and total disability, or during the three-month period following termination of employment for any other reason, each of such holder's Incentive Stock Options will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of one year (or such shorter period as the Committee may specify at the time of grant), but in no event after expiration of such Incentive Stock Option.

     NON-EMPLOYEE DIRECTOR OPTIONS. The Plan provides that each Non-employee Director during the term of the Plan will be granted Non-Qualified Stock Options to purchase 3,750 (subject to adjustment for any Event of Dilution) shares of Common Stock at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. For persons who become Non-employee Directors on or after December 14, 2003, such grants will be made on a prorated basis on the date such person first becomes a Non-employee Director and thereafter in full on the date of each subsequent Annual Meeting of Shareholders during such person's term in office. For persons who are Non-employee Directors on December 14, 2003, such grants will be made on the date of each Annual Meeting of Shareholders during such person's term in office, beginning with the 2004 Annual Meeting. Each such option will be fully exercisable on the date of grant and will expire ten years after the date of grant, provided that no Common Stock acquired upon the exercise of any such option can be sold or transferred by the person exercising such option during the six month period following the date of grant of such option.

     If a Non-employee Director ceases to be a Director for any reason other than death, such Director's options may be exercised for a period of three years thereafter, but in no event after the expiration of the option. If a Non-employee Director ceases to be a Director by reason of death, such Director's options may be exercised for a period of two years after the date of such Director's death, but in no event after the expiration of the option. In the event a Non-employee Director dies during the three-year period after ceasing to be a Director, each option held by such Director may be exercised for a period of one year from the date of death, but in no event after the expiration of the option.

     STOCK APPRECIATION RIGHTS. The Plan provides that the number of SARs subject to an award, the period for exercise and whether such SARs will become exercisable in cumulative or non-cumulative installments and in part or in full at any time, will be determined by the Committee. The base price of an SAR will be determined by the Committee, but will not be less than the fair market value of the Common Stock on the date of grant of the SAR.

     The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR. An exercisable SAR, or a portion thereof, may be exercised only with respect to a whole number of SARs.

     In the event of termination of employment by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), each SAR will become fully exercisable for a period specified at any time or from time to time by the Committee prior to the date on which such retirement begins, but in no event after the expiration of such SAR. In the event of termination of employment by reason of death or disability, each SAR will become fully exercisable for a period of two years (or such shorter period as the Committee may specify at the time of grant) after the date of such termination, but in no event after the expiration of such SAR. In the event of termination of employment for any other reason, each SAR will terminate 90 days after the date of such termination of employment, but in no event after the expiration of such SAR. If a holder dies during the applicable exercise period following termination of employment by reason of retirement, during the two-year exercise period following termination of employment by reason of disability or during the 90-day exercise period following termination of employment for any other reason, each SAR will be exercisable only to the extent that such SAR was exercisable on the date of the holder's death, and may thereafter be exercised for a period of two years (or such shorter period as the Committee may specify at the time of grant) from the date of death, but in no event after the expiration of such SAR.

     NON-EMPLOYEE DIRECTOR STOCK AWARDS. Each Non-employee Director during the term of the Plan will be granted shares of Common Stock with a value equal to 100% of the amount of the then current annual cash retainer which would have been paid to such Non-employee Director, not including any other fees payable for Board or committee meetings. For persons who become Non-employee Directors on or after December 14, 2003, such grants will be made on a prorated basis on the date such person first becomes a Non-employee Director and thereafter in full on the date of each subsequent Annual Meeting of Shareholders during such person's term in office. For persons who are Non-employee Directors on December 14, 2003, such grants will be made on the date of each Annual Meeting of Shareholders during such person's term in office, beginning with the 2004 Annual Meeting.

In each case, to be eligible for such grants, the person must have served continuously since such person was first elected to the Board.

     RESTRICTED STOCK UNITS. The Plan authorizes the Committee to grant stock units which are subject to a vesting period ("Restricted Stock Units"). Subject to adjustment for an Event of Dilution (and the Total Share Limit), the total number of shares of Common Stock available for grants of Restricted Stock Units during the term of the Plan is 300,000 shares. If a Restricted Stock Unit is forfeited by the grantee, the shares of Common Stock represented by that Restricted Stock Unit will again be available for grants of Restricted Stock Units.

     An award of Restricted Stock Units will require the Company to deliver Common Stock to the recipient of the award in the future in consideration of the performance of services by the recipient, subject to such conditions as the Committee shall determine. The Committee may, but need not, require the recipient to provide monetary consideration in connection with a Restricted Stock Unit award, provided that such consideration is less than the fair market value per share of Common Stock on the date of grant.

     Restricted Stock Units will vest over such period as determined by the Committee, which period will be at least one year, subject to early termination upon a change of control. In the event of termination of employment by reason of retirement on or after age 60 (or prior to age 60 with the consent of the Committee), disability or death, the vesting period applicable to such Restricted Stock Unit will be deemed, as of the date of such termination of employment, to be terminated. In the event of termination of employment for any other reason, any Restricted Stock Units for which the vesting period has not expired will be forfeited.

     At the time of grant, the Committee may authorize the recipient of the Restricted Stock Unit award to elect, prior to the expiration of the Vesting Period for such Restricted Stock Unit, to defer the receipt of the Common Stock issuable with respect to such Restricted Stock Unit for such period as specified by the Committee. Restricted Stock Units will be non-transferable and, until such time as Common Stock is issued pursuant to the award, the recipient will not have any rights of ownership in or right to vote the Common Stock subject to such Restricted Stock Units. However, the Committee may, at the time of grant or thereafter, authorize payment of dividend equivalents with respect to such Common Stock on a current, deferred or contingent basis, either in cash or additional shares of Common Stock.

     CHANGE IN CONTROL. In the event of certain acquisitions of 15% or more of the Common Stock, a change in the majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation (unless the Company's shareholders own 60% or more of the stock of the surviving company) or shareholder approval of a liquidation, dissolution or sale of all or substantially all of the Company's assets, all awards will be "cashed-out" by the Company except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options and SARs will become exercisable in full, all other awards will vest to the maximum extent, and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

     No grants or awards will be made under the Plan during fiscal year 2003 because the Plan provides that no awards or grants shall be made before December 14, 2003, which is after the end of the Company's fiscal 2003 year end on November 29, 2003. The grants and awards to be made under the Plan for fiscal 2004 are not determinable at this time. The following table assumes that the Plan was in effect during the Company's last fiscal year (2002) and that the same grants and awards actually made by the Company under the 1994 Incentive Plan during that year were made under the Plan.

                                                                                  NUMBER OF
                                                                   NUMBER OF      SHARES OF
                                                     NUMBER OF    RESTRICTED      DIRECTORS'
                                                      OPTIONS     STOCK UNITS    COMMON STOCK
                                                     ---------    -----------    ------------
N. E. Johnson....................................      55,000        8,000             --
B. A. Klein......................................      20,000        3,392             --
W. B. Walker.....................................      26,366        2,773             --
D. J. Anderson...................................      12,609        1,740             --
D. J. Boyd.......................................       5,000        1,500             --
All executive officers as a group................     166,296       21,636             --
All non-employee directors as a group............      30,000           --          8,120
Company employees other than executive officers
  as a group.....................................     160,629        3,800             --

Note: The options and restricted stock units were granted on December 16, 2001 at an exercise price of $27.50, the closing price of the Company's Common Stock at the date of grant. Shares of Common Stock were issued to Directors on March 19, 2002 at $32.02, the closing price of the Company's Common Stock at the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of November 30, 2002 regarding the shares of Common Stock of the Company issuable under awards and grants under the Company's 1994 Incentive Plan. The Company has no equity compensation plans other than the 1994 Incentive Plan.

                                                                                         NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES                             FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON        WEIGHTED AVERAGE        EQUITY COMPENSATION
                                            EXERCISE OF          EXERCISE PRICE OF      PLANS (EXCLUDING SHARES
                                        OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    REFLECTED IN NUMBER OF
                                        WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      SHARES IN COLUMN (A))
           PLAN CATEGORY                        (A)                     (B)                       (C)
           -------------                --------------------    --------------------    -----------------------
Equity compensation plans approved
  by security holders:
  Options...........................         2,047,358                 $19.37
  Restricted Stock Units............            57,030                     --
                                             ---------
       Total........................         2,104,388                     --                   520,924
Equity compensation plans not
  approved by security holders......                --                     --                        --
                                             ---------                 ------                   -------
       Total........................         2,104,388                     --                   520,924
                                             =========                 ======                   =======

Note: The above amounts are as of November 30, 2002, the end of the Company's most recent fiscal year. Subsequent to year-end, (i) additional option grants were made totaling 307,950 which increased the average price in column (b) to $21.06 and (ii) Restricted Stock Units were also granted totaling 22,645. The total in column (a) would then be 2,434,983 and as a result, the balance in column (c) would be reduced to 190,329. Under the provisions of the 1994 Incentive Plan, an additional 1.5% of the outstanding common stock as of January 1 each year is added to the amount available for future issuances under the 1994 Incentive Plan. As a result, on January 1, 2003 an additional 373,708 shares were added to the remaining balance of 190,329. The total available under the 1994 Incentive Plan as of January 1, 2003 totaled 564,037.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief overview of the United States federal income tax consequences generally arising with respect to awards under the Plan.

MONTHLY INVESTMENT PLAN

     A MIP Participant will recognize compensation taxable as ordinary income, and the Company will be allowed a corresponding deduction as compensation expense except to the extent the deduction limits of section 162(m) of the Code apply, in an amount equal to the contribution made by the Company on behalf of the MIP Participant under the MIP at the time such contribution is made. A MIP Participant will recognize additional compensation taxable as ordinary income, and the Company will be allowed a deduction as compensation expense except to the extent the deduction limits of section 162(m) of the Code apply, at the time shares of Common Stock are purchased on the participant's behalf in the amount of the MIP Participant's allocable share of the brokers' commissions paid by the Company.

STOCK OPTIONS

     NON-QUALIFIED STOCK OPTIONS. A participant granted a Non-Qualified Stock Option, including a Non-employee Director, will not recognize taxable income at the time of grant and the Company will not be allowed a deduction at that time. The optionee generally will recognize compensation taxable as ordinary income, and the Company will be allowed a deduction as compensation expense, on the date the Non-Qualified Stock Option is exercised in an amount equal to the excess, if any, of the fair market value (determined as of the date of exercise) of the shares of Common Stock so acquired over the option exercise price.

     INCENTIVE STOCK OPTIONS. A participant granted an Incentive Stock Option will not recognize taxable income at the time of grant or at the time of exercise thereof but will recognize income or loss upon disposition of the shares acquired pursuant to the exercise of the Incentive Stock Option, which may be compensation taxable as ordinary income or capital gain (or loss), depending on the length of time the shares have been held. The Company will not be allowed any deduction with respect to the grant or exercise of a participant's Incentive Stock Option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant and one year from the date of exercise, the Company will be allowed a deduction as compensation expense in an amount taxable to the participant as ordinary income and not capital gain. Such ordinary income is the amount by which the lesser of the fair market value of the shares on the date of exercise or on the date of disposition exceeds the exercise price of the option.

STOCK APPRECIATION RIGHTS

     A participant who is granted an SAR will not recognize taxable income upon the grant of the SAR. Upon exercise of the SAR, the participant will recognize compensation taxable as ordinary income, and the Company will be allowed a deduction as compensation expense, in an amount equal to the fair market value as of the day of exercise of any shares of Common Stock delivered and the amount of cash paid by the Company (for any fractional shares).

NON-EMPLOYEE DIRECTOR STOCK AWARDS

     A Non-Employee Director receiving Common Stock will recognize compensation taxable as ordinary income, and the Company will be allowed a deduction as compensation expense, at the time the Common Stock is awarded in an amount equal to the then fair market value of such stock.

RESTRICTED STOCK UNITS

     A participant granted Restricted Stock Units will not recognize taxable income at the time of the grant and the Company will not be allowed a deduction at that time. The participant will recognize compensation taxable as ordinary income, and the Company will be allowed a deduction as compensation expense except to the extent the deduction limits of section 162(m) of the Code apply, on the date the shares of Common Stock are transferred to the participant in an amount equal to the excess of the fair market value (determined as of the date of issue) of the shares over the amount, if any, paid for such shares. The Committee may allow the participant to elect to defer the receipt of shares of Common Stock issuable pursuant to a Restricted Stock Unit. The Committee may require that any such election be made no later than 180 days, or some greater number of days, prior to the date the shares would otherwise be issuable. A later election deadline might result in recognition by the participant of ordinary income and the Company being allowed a deduction on the date the shares would otherwise be issuable.

                                 MISCELLANEOUS

AUDITORS

     It is expected that the Audit Committee of the Board of Directors will select PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending November 29, 2003. PricewaterhouseCoopers LLP (or its predecessors) has served as the Company's auditors for more than 30 years. The shareholders will not be asked to approve this selection at the Annual Meeting. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

     The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2004 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 18, 2003.

     The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 2004 Annual Meeting of Shareholders of the Company will be held on March 22, 2004. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 2004 Annual Meeting must be received by the Company no earlier than December 23, 2003 and no later than January 22, 2004. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.

EXPENSE OF SOLICITATION OF PROXIES

     The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $8,500, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors

                                          DAVID J. BOYD
                                          Secretary

Rockford, Illinois
February 20, 2003

                                                                       EXHIBIT A

                                  CLARCOR INC.

                              2004 INCENTIVE PLAN

                                  CLARCOR INC.

                              2004 INCENTIVE PLAN

I.  INTRODUCTION

     1. PURPOSES. The purposes of the 2004 Incentive Plan (this "Plan") of CLARCOR Inc. (the "Company") and its Subsidiaries from time to time are to align the interests of the Company's stockholders and the recipients of awards and grants under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and key employees and well-qualified persons who are not officers or employees of the Company for service as Directors of the Company. Upon the approval of this Plan by the shareholders of the Company, Article VI of this Plan and the other provisions of this Plan applicable to the Monthly Investment Plan described in Article VI of this Plan shall, effective as of December 14, 2003, constitute an extension, amendment and restatement of the Monthly Investment Plan set forth in the 1994 Plan.

     2.   CERTAIN DEFINITIONS.

     "ANNUAL RETAINER" shall have the meaning specified in Article V of this Plan.

     "AGREEMENT" shall mean the written agreement evidencing an award or grant hereunder between the Company and the recipient of such award or grant.

     "BASE SALARY" means, with respect to a MIP Participant, his or her regular wages or salary, including overtime pay, but excluding any bonuses and the value of any awards or grants under this Plan received by such MIP Participant.

     "BOARD" shall mean the Board of Directors of the Company.

     "BROKER" shall have the meaning specified in Article VI of this Plan.

     "CHANGE IN CONTROL" shall have the meaning set forth in Section VII.8(b) of this Plan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" shall mean the Committee, designated by the Board, consisting of three or more members of the Board, each of whom shall be (a) a "Non-employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (b) an "outside director" under Section 162(m) of the Code.

     "COMMON STOCK" shall mean the common stock, par value $1.00 per share, of the Company.

     "COMPANY" shall mean CLARCOR Inc. and, for purposes of Sections II.3 and III.2(b) of this Plan, shall mean CLARCOR Inc. and its Subsidiaries.

     "CUSTODIAN" shall have the meaning specified in Article VI of this Plan.

     "DIRECTORS' OPTIONS" shall mean Non-Qualified Stock Options granted pursuant to Article IV hereof.

     "DIRECTORS' SHARES" shall have the meaning set forth in Article V of this Plan.

     "DISABILITY" shall mean the inability of the holder of an award substantially to perform such holder's duties and responsibilities for a continuous period of at least six months.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the closing sale price of a share of Common Stock on the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no sale on such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market

Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "GRANTEE" shall have the meaning specified in Article III of this Plan.

     "INCENTIVE STOCK OPTION" shall mean an option granted pursuant to Article II of this Plan to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

     "INCUMBENT BOARD" shall have the meaning set forth in Section VII.8(b) of this Plan.

     "MIP" shall have the meaning specified in Article VI of this Plan.

     "MIP PARTICIPANT" shall have the meaning specified in Article VI of this Plan.

     "1994 PLAN" shall mean the CLARCOR Inc. 1994 Incentive Plan.

     "NON-EMPLOYEE DIRECTOR" shall mean any Director of the Company or of any Subsidiary who is not an officer or employee of the Company or any Subsidiary.

     "NON-QUALIFIED STOCK OPTION" shall mean a stock option granted pursuant to
Article II of this Plan which is not an Incentive Stock Option.

     "PD AUTHORIZATION" shall have the meaning specified in Article VI of this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

     "RECORDKEEPER" shall have the meaning specified in Article VI of this Plan.

     "REPLACEMENT OPTION" shall mean a Non-Qualified Stock Option which may be granted by the Committee subsequent to the delivery by a grantee of whole shares of Common Stock in payment of the exercise price of a stock option (the "Original Option") issued to such grantee under this Plan and which shall have the following terms: the Replacement Option shall (i) grant an option to such grantee for the number of shares of Common Stock so delivered by such grantee upon the exercise of the Original Option; (ii) have an exercise price equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Replacement Option; and (iii) in all other respects have the same terms as the Original Option, including, without limitation, the same expiration date as the Original Option.

     "RESTRICTED STOCK UNIT" shall mean an award granted pursuant to, and as described in, Article III of this Plan.

     "SAR" shall mean a stock appreciation right granted pursuant to Article II of this Plan which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

     "SUBSIDIARIES" shall mean any corporation of which more than 50% (by number of votes) of the Voting Stock is owned, of record and beneficially, by the Company and/or by one or more Subsidiaries.

     "VESTING PERIOD" shall have the meaning specified in Article III of this Plan.

     "VOTING STOCK" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions.)

     3.   ADMINISTRATION.  This Plan shall be administered by the Committee.

     Any one or a combination of the following grants or awards may be made under this Plan to eligible officers and other key employees of the Company and its Subsidiaries: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs, and (iii) Restricted Stock Units. The Committee shall, subject to the terms of this Plan, select eligible officers and other key employees for participation in this Plan and determine the form, amount and timing of each grant or award and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Restricted Stock Units subject to the grant or award, the exercise price or base price associated with the grant or award, the time and conditions of exercise or settlement of the grant or award and all other terms and conditions of the grant or award, including, without limitation, the form of the Agreement evidencing the grant or award. The Committee may, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations for the administration of this Plan and impose, incidental to a grant or award, conditions with respect to the grant or award, competitive employment or other activities. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgement, is likely to be such a covered employee at any time during the period an award hereunder to such person would be outstanding or decisions concerning the timing, pricing or amount of an award to such an officer or to such other person.

     No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

     4. ELIGIBILITY. Participants under Article II and III of this Plan shall consist of such officers or other key employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee Directors of the Company shall be eligible to participate in this Plan in accordance with Articles IV and V of this Plan. Employees of the Company and its Subsidiaries shall be eligible to participate in the MIP set forth in Article VI of this Plan to the extent provided in Section VI.1 of this Plan.

     5. SHARES AVAILABLE. Subject to adjustment as provided in Section VII.7 of this Plan, the total number of shares of Common Stock available for grants and awards beginning on the effective date of this Plan under Articles II through V of this Plan shall be 1,500,000 shares, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options or SARs hereunder (including options granted to eligible employees and Non-employee Directors and including Replacement Options), that are issued upon a grant of Directors' Shares, and that become subject to outstanding Restricted Stock Units. To the extent that an outstanding option or SAR expires or terminates unexercised or is canceled or forfeited, the shares of Common Stock subject to such expired, terminated, unexercised, canceled or forfeited portion of such option shall again be available under Articles II through V of this Plan. In addition, the total number of shares available for grants under Articles II through V of this Plan shall be increased by the number of shares delivered in payment of the exercise price of an option in accordance with subparagraph (c) of the second paragraph of Section II.1 of this Plan. The shares of Common Stock represented by grant or award of Restricted Stock Units shall again be available under Articles II through V of this Plan upon forfeiture of such grant or award as provided in this Plan. Subject to adjustment as provided in Section VII.7 of this Plan, the total number of shares of Common Stock available for grants of Incentive Stock Options in any calendar year shall be 150,000 (but not more than the number of shares available for grants and awards under Articles II through V of this Plan as described above in this Section I.5) and any portion of such number of shares of Common Stock not subject to an Incentive Stock Option granted in a calendar year shall be available for grants of Incentive Stock Options in succeeding years (but not to the extent that the total number of shares available for such grants in any succeeding year exceeds the number of shares available for grants and awards under Articles II through V of this Plan as described above in this Section I.5). Notwithstanding the foregoing sentence, such total number of shares available for grants of Incentive Stock Options in 2003 shall be reduced by the total number of shares of Common Stock for which grants of "Incentive Stock Options," as that term is defined in the 1994 Plan, are made under the 1994 Plan in 2003. In the event that all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the SAR (or exercised portion thereof) shall again be available under Articles II through V of this Plan, except to the extent that shares of Common Stock were delivered (or would have been delivered but were withheld to satisfy withholding obligations) upon exercise of the SAR.

     Shares of Common Stock to be delivered under this Plan, except for Article VI of this Plan, shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     Subject to adjustment as provided in Section VII.7 of this Plan, the total number of shares of Common Stock available under Article VI of this Plan in any calendar year (including for 2003 the total number of shares of Common Stock purchased under Article VIII of the 1994 Plan in 2003) shall not exceed 3% of the Outstanding Common Stock as of January 1 of such year. As used herein the term "Outstanding Common Stock" shall mean all of the issued and outstanding Common Stock excluding any Common Stock held in the Company's treasury or owned by any Subsidiary.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     1. STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. For the purposes of complying with Section 162(m) of the Code and rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options and SARs may be granted in any calendar year to any person shall be 375,000 (but not more than the number of shares available for grants and awards under Articles II through V of this Plan as described in
Section I.5 of this Plan), subject to adjustment as provided in VII.7 of this Plan. Notwithstanding the foregoing sentence, such maximum number of shares with respect to which such grants may be made in 2003 to any person under this Plan shall be reduced by the number of shares with respect to which grants of options and "SARs," as that term is defined in the 1994 Plan, are made under the 1994 Plan in 2003 to such person. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. Each option shall be granted within 10 years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan, the 1994 Plan or any other plan of the Company, or any parent or Subsidiary of the Company) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock of the Company possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary of the Company) (a "ten percent holder"), such purchase price shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

          (b) OPTION PERIOD AND EXERCISABILITY. The period for the exercise of an option shall be determined by the Committee; provided that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; and provided further, that if an Incentive Stock Option shall be granted to a ten percent holder, such option shall not be exercised later than five years after its date of grant. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or a portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c) METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Committee's satisfaction) either (A) in cash, (B) in previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to such option by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A) and (B), in each case to the extent determined by the Committee at the time of grant of the option, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B) through (D) above. No shares of Common Stock shall be issued until the full purchase price has been paid.

     2. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee.

     SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) NUMBER OF SARS AND BASE PRICE. The number of SARs subject to any award shall be determined by the Committee. The base price of an SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

          (b) EXERCISE PERIOD AND EXERCISABILITY. The Agreement relating to an award of SARs shall provide that such award shall be settled in shares of Common Stock, plus cash for any fractional share. The period for the exercise of an SAR shall be determined by the Committee. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or a portion thereof may be exercised, only with respect to a whole number of SARs. Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

          (c) METHOD OF EXERCISE. An SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

     3.   TERMINATION OF EMPLOYMENT.  (a)  RETIREMENT.  Subject to Section II.3
(e) below and unless otherwise determined by the Committee, if the employment by the Company of the holder of an option or SAR terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), such option or SAR held by such holder shall become fully exercisable and may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) for a period specified at any time or from time to time by the Committee prior to the date on which such retirement begins; provided, that such period shall not extend beyond the expiration date of the term of such option or SAR specified in the Agreement relating thereto.

     (b) DISABILITY AND DEATH. Subject to Section II.3 (e) below and unless otherwise determined by the Committee at the time of grant of an option or SAR, if the employment by the Company of the holder of the option or SAR terminates by reason of Disability or death, such option or SAR held by such holder shall become fully exercisable and may thereafter be exercised by such holder (or such holder's executor, administrator, guardian, legal representative, beneficiary or similar person, as the case may be) for a period of two years (or such shorter period as the Committee may specify at the time of grant) after the date of such holder's termination of employment or until the expiration of the term of such option or SAR, whichever period is shorter.

     (c) OTHER TERMINATION. Subject to Section II.3(e) below and unless otherwise determined by the Committee at any time, if the employment by the Company of the holder of an option or SAR terminates for any reason other than as described in Sections II.3(a) or (b) above, (i) such option or SAR held by such holder shall terminate 90 days after the date of such termination of employment or upon the expiration of the term of such option or SAR, whichever is shorter, and (ii) such option or SAR shall be exercisable only to the extent such option or SAR was exercisable on the date of such holder's termination of employment. In no event shall such option or SAR be exercisable on any date which is after the final expiration date of such option or SAR specified in the Agreement relating thereto.

     (d) DEATH FOLLOWING TERMINATION OF EMPLOYMENT. Subject to Section II.3(e) below and unless otherwise determined by the Committee at the time of grant of an option or SAR, if the holder of an option or SAR dies during the respective periods specified and determined in accordance with Section II.3(a), (b) or (c) above, such option or SAR held by such holder shall be exercisable only to the extent that such option or SAR was exercisable on the date of the holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, for a period of two years (or such shorter period as the Committee may specify at the time of grant) after the date of death or until the expiration of the term of such option or SAR, whichever period is shorter.

     (e) TERMINATION OF EMPLOYMENT -- INCENTIVE STOCK OPTIONS. If the employment by the Company of a holder of an Incentive Stock Option terminates by reason of death or Permanent and Total Disability, such Incentive Stock Option held by such holder shall become fully exercisable and may thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) for a period of one year (or such shorter period as the Committee may specify at the time of grant) after the date of such holder's termination of employment or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. If the employment by the Company of a holder of an Incentive Stock Option terminates for any reason other than death or Permanent and Total Disability, such Incentive Stock Option held by such holder shall be exercisable only to the extent such Incentive Stock Option was exercisable on the date of such holder's termination of employment and may thereafter be exercised for a period of three months after the date of such holder's termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter. If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, such Incentive Stock Option held by such holder shall be exercisable only to the extent such Incentive Stock Option was exercisable on the date of the holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year (or such shorter period as the Committee may specify at the time of grant) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

III.  RESTRICTED STOCK UNITS

     1. RESTRICTED STOCK UNIT GRANTS. The Committee may, in its discretion, grant Restricted Stock Units pursuant to this Article III to such eligible employees of the Company ("Grantees") as may be selected by the Committee. Each such grant shall constitute the agreement by the Company to deliver shares of Common Stock to the Grantee in the future in consideration of the performance of services by the Grantee, and subject to the fulfillment of such conditions, if any, as the Committee may specify. Subject to adjustment as provided in Section
VII.7 of this Plan, the total number of shares of Common Stock available for grants of Restricted Stock Units beginning on the effective date of this Plan under this Article III shall be 300,000 shares, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Restricted Stock Units (but not more than the number of shares available for grants and awards under Articles II through V of the Plan as described in
Section 1.5 of this Plan). The shares of Common Stock represented by a grant of Restricted Stock Units shall again be available for grants of Restricted Stock Units under this Article III upon forfeiture of such grant as provided in this Plan (but not to the extent the total shares available for such grants exceeds the number of shares available for grants and awards under Articles II through V of this Plan as described in Section I.5 of this Plan).

     2. TERMS OF RESTRICTED STOCK UNIT GRANTS. Grants of Restricted Stock Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a) NUMBER OF RESTRICTED STOCK UNITS AND CONDITIONS. The number of Restricted Stock Units and the number of shares of Common Stock to be granted or delivered to each Grantee and the related conditions, if any, shall be determined by the Committee. Any grant may require that the shares of Common Stock to be delivered to the Grantee only be delivered upon payment by the Grantee to the Company of an amount, determined at the time of the grant, that is less than the aggregate Fair Market Value of such shares at the date of grant .

          (b) VESTING PERIOD. Each grant of a Restricted Stock Unit shall be subject to a Vesting Period of not less than one (1) year, as determined by the Committee at the date of grant. For the purposes of this Article III, the term "Vesting Period" shall mean the period, if any, specified in the Agreement pertaining to the Restricted Stock Unit between the date of grant of such unit (or a portion thereof) and the date on which Common Stock is originally issuable pursuant thereto, regardless of any election to defer delivery of Common Stock pursuant to Section III.2(c) below. Unless otherwise determined by the Committee at the time of grant of a Restricted Stock Unit, if the employment by the Company of the Grantee terminates by reason of retirement on or after age 60 (or prior to such age with the consent of the Committee), Disability or death, the Vesting Period applicable to such Restricted Stock Unit shall be deemed, as of the date of such termination, to be terminated. In the event that a Grantee ceases to be an employee of the Company for reasons other than retirement on or after age 60 (or prior to such age with the consent of the Committee), death or Disability, any of such Grantee's Restricted Stock Units for which the Vesting Period has not expired, lapsed or been terminated shall be forfeited.

          (c) DEFERRAL OF DELIVERY OF COMMON STOCK. At the time of a grant of a Restricted Stock Unit, the Committee, in its discretion, may authorize the Grantee to elect to defer the delivery of Common Stock issuable upon the termination of the Vesting Period of such Restricted Stock Unit for such period or periods as may be specified by the Committee and set forth in the related Agreement. Any such election must be made no later than such number of days prior to the day on which the Vesting Period with respect to such Restricted Stock Unit terminates as specified by the Committee and set forth in the Agreement.

          (d) RIGHTS PRIOR TO DELIVERY OF COMMON STOCK. The Grantee shall have no right to transfer any rights under his or her award of Restricted Stock Units and, unless and until Common Stock has been issued to the Grantee pursuant to a Restricted Stock Unit, shall have no rights of ownership in the Common Stock subject to such Restricted Stock Units and shall have no right to vote such stock or receive dividends on such stock, but the Committee may, at or after the date of grant, authorize the payment of dividend equivalents on such Common Stock on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

IV.  GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     1. ELIGIBILITY. Each Non-employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article IV. All options granted under this Article IV shall constitute Non-Qualified Stock Options.

     2. GRANTS OF STOCK OPTIONS. Each Non-employee Director shall be granted Non-Qualified Stock Options as follows:

          (a) TIME OF GRANT. Grants pursuant to this Article IV shall be made on the following dates: (a) for a person who becomes a Non-employee Director on or after December 14, 2003, (i) on the date such person first becomes a Non-employee Director and (ii) on the date of each subsequent annual meeting of the shareholders of the Company during such person's term in office; and (b) for a person who is a Non-employee Director on December 14, 2003, on the date of each annual meeting of shareholders of the Company during such person's term in office, beginning with the 2004 annual meeting of shareholders. Each such grant shall be an option to purchase 3,750 shares of Common Stock (which amount shall be pro-rated if such Non-employee Director is first elected or begins to serve as a Non-employee Director on a date other than the date of an annual meeting of shareholders), subject to adjustment as provided in Section VII.7 of this Plan, at a purchase price per share equal to the Fair Market Value of a share of Common Stock on the date of grant of such option. Such options shall not be granted to the extent shares of Common Stock are not available pursuant to Section I.5 of this Plan or otherwise under this Plan or after the termination of this Plan.

          (b)  OPTION PERIOD AND EXERCISABILITY.  Each option granted under this
     Article IV shall be exercisable in part or in full at any time after the grant thereof provided that (i) each such option shall expire 10 years after its date of grant or on such earlier date as is hereinafter provided and (ii) no Common Stock acquired upon the exercise of such options shall be sold or transferred by the person exercising such option during the six month period following the date of grant of such option. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article IV shall be exercisable in accordance with subparagraph (c) of the second paragraph of Section II.1 of this Plan.

     3. TERMINATION OF DIRECTORSHIP. (a) If the holder of an option granted under this Article IV ceases to be a Director of the Company for any reason other than death, such option held by such holder may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) for a period of three years after the date of such holder's ceasing to be a Director or until the expiration of the term of such option, whichever period is shorter.

     (b) If the holder of an option granted under this Article IV ceases to be a Director of the Company by reason of death, such option held by such holder may thereafter be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) for a period of two years after the date of such holder's death or until the expiration of the term of such option, whichever period is shorter.

     (c) If the holder of an option granted under this Article IV dies during the three-year period following such holder's ceasing to be a Director of the Company as provided in Section IV.3(a) of this Plan, such option held by such holder may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person for a period of one year after the date of death or until the expiration of the term of such option, whichever period is shorter.

V.  DIRECTORS' STOCK COMPENSATION PLAN

     Each individual who during the term of this Plan is a Non-employee Director shall receive a grant of shares of Common Stock ("Directors' Shares") on the following dates: (a) for a person who becomes a Non-employee Director on or after December 14, 2003 (i) on the date such person first becomes a Non-employee Director and (ii) on the date of each subsequent annual meeting of the shareholders of the Company during such person's term in office; and (b) for a person who is a Non-employee Director on December 14, 2003, on the date of each annual meeting of shareholders of the Company during such person's term in office, beginning with the 2004 annual meeting of shareholders. In each case no grant shall be made unless such person has served as a Non-employee Director continuously since the date he or she first became a Non-employee Director. Each grant shall have an aggregate Fair Market Value equal to 100% of the amount of such director's Annual Retainer; provided that the grant pursuant to clause
(a)(i) above shall be prorated in the event that the date such person first becomes a Non-employee Director is not the date of an annual meeting of the shareholders of the Company. For purposes of this Article V, "Annual Retainer" shall mean the regular, annual amount of compensation which but for the adoption of this Article V would have been payable in cash to the Non-employee Director at the time of reference, not including any Board or committee meeting or similar fees or any expense reimbursement. Such Directors' Shares shall not be granted to the extent shares of Common Stock are not available pursuant to
Section I.5 of this Plan or otherwise under this Plan or after the termination of this Plan.

VI.  MONTHLY INVESTMENT PLAN

     1. ELIGIBILITY. All full time employees of the Company and its United States Subsidiaries who immediately prior to the effective date of this Article VI were eligible to participate in the Monthly Investment Plan described in
Article VIII of the 1994 Plan shall continue to be eligible as of the effective date of this Article VI to participate in such Monthly Investment Plan as extended, amended and restated pursuant to this Article VI, and all full-time employees of the Company and its United States Subsidiaries who immediately prior to the effective date of this Article VI were not eligible to participate in such Monthly Investment Plan shall be eligible upon completing three months consecutive service to participate in such Monthly Investment Plan as extended, amended and restated pursuant to this Article VI (such eligible employees herein referred to as "MIP Participants" and such Monthly Investment Plan as extended, amended and restated pursuant to this Article VI herein referred to as the "MIP"). All determinations of period of service with the Company shall include periods of continuous service with any United States Subsidiary or with any United States corporation acquired by the Company or merged or consolidated with the Company, unless the Committee shall otherwise determine.

     2. PARTICIPATION. (a) A MIP Participant at his or her election may elect to participate in the MIP by filling in and signing a form of payroll deduction authorization with respect to the MIP (the "PD Authorization"). Enrollment shall become effective as soon as practicable after the PD Authorization is received by the Company.

     (b) Each month the Company will contribute for each MIP Participant an amount equal to 25% of such MIP Participant's actual payroll deduction (as specified in the PD Authorization) up to 10% of his or her annual Base Salary. The maximum payroll deduction permitted by the MIP for each MIP Participant is 15% of his or her annual Base Salary. The minimum payroll deduction is $10.00 per month.

     3. OPERATION OF MIP PLAN. (a) The Company has or shall designate a member of the New York Stock Exchange, as broker (the "Broker"), to make purchase of shares of the Common Stock for the accounts of MIP Participants on the New York Stock Exchange.

     (b) The Company has or shall designate a custodian of the MIP to hold the shares so purchased on behalf of the MIP Participants (the "Custodian").

     (c) The Company has or shall designate a recordkeeper for the MIP (the "Recordkeeper"). The Recordkeeper shall maintain records of all purchases and sales of shares by MIP Participants under the MIP.

     (d) The Company shall pay the administrative charges for the MIP including Custodian's and Recordkeeper's fees and Broker's commissions, if any, on purchases made from amounts deducted from the pay of MIP Participants, from amounts contributed by the Company and from reinvestment of dividends. The Broker's commission and other charges in connection with sales, or purchases not made by payroll deductions, Company contributions or reinvestment of dividends, shall be payable directly to the Broker by the MIP Participant who orders the transactions for his/her account. Commissions under the Plan will be computed in accordance with the requirements of the New York Stock Exchange.

     (e) The Company shall deduct funds from each MIP Participant's Base Salary as authorized by the PD Authorization and will, as promptly as practicable, forward to the Custodian the total of the amounts so deducted for all MIP Participants plus the Company's contributions as provided in Section VI.2(b) of this Plan. A list of MIP Participants and the amount allocable to the account of each MIP Participant will be forwarded to the Broker and the Recordkeeper.

     (f) Upon notification from the Company, the Broker will, as promptly as practicable, purchase on the New York Stock Exchange, as many full shares of Common Stock (or fractional interests therein) as MIP funds will permit. The number of shares purchased will depend upon the market price of the Company's Common Stock on the New York Stock Exchange at the time such purchases are made. The Custodian will forward payment for purchases of shares to the Broker. Such purchases, on the basis of the average cost, shall be allocated by the Recordkeeper to the accounts of the MIP Participant in proportion to the amounts withheld by the Company for such MIP Participants.

     (g) Subject to adjustment as provided in Section VII.7 of this Plan, the total number of shares of Common Stock available under this Article VI of this Plan in any calendar year shall not exceed 3% of the Outstanding Common Stock as of January 1 of such year.

     4. PAYROLL DEDUCTIONS. A PD Authorization will remain effective until terminated by a MIP Participant, and will be stated either as a percentage of Base Salary or in even multiples of $1.00. The MIP Participant shall specify therein the amount to be withheld from his or her pay, which amount may range from a minimum of $10.00 per month to a maximum of 15% of the MIP Participant's Base Salary.

     The PD Authorization may be revised or terminated at any time by the MIP Participant's written request submitted to the Company. Commencement, revision or termination of deductions will become effective as soon as practicable after a MIP Participant's written request is received by the Company. If a MIP Participant terminates his or her PD Authorization such MIP Participant may not resume payroll deductions for the purpose of the MIP for a one-year period. In that event, such MIP Participant may upon request receive that number of full shares of the Common Stock then held in his or her MIP account along with a check representing the net proceeds of the sale of any remaining fractional interest in shares.

     5. AMENDMENT OR TERMINATION. The Company reserves the right to discontinue use of its payroll deduction facilities for the purpose of the MIP at any time such action is deemed advisable in its judgment, and it also reserves the right to amend or discontinue the MIP at any time. Any such amendment or termination will not result in the forfeiture, before the effective date of amendment or termination of the MIP, of (i) any funds deducted from the salary of any MIP Participant or contributed by the Company on behalf of any MIP Participant, (ii) any shares or fractional interest in shares purchased by the MIP Participant, or (iii) any dividends or other distribution declared in respect of such shares.

     6. MIP PARTICIPANT'S ACCOUNT. (a) At the time of purchase each MIP Participant (for whose account funds have been received) shall immediately acquire full ownership of all shares and of any fractional interest in shares purchased for his or her account. Unless otherwise requested by the MIP Participant, all shares will be registered in the name of the Custodian and will remain so registered until delivery is requested. Upon payment to the Broker of the applicable fee, the MIP Participant may request that a certificate for any or all of his or her full shares be delivered to such MIP Participant at any time. Although the MIP Participant may not assign or hypothecate his or her interest in the MIP as such, upon purchase of shares under the MIP such shares may be sold, assigned, hypothecated or otherwise dealt with as would be the case with respect to any other shares of the Company he or she might own.

     (b) The MIP Participant's account will be credited with all dividends paid in respect of the full shares and any fractional interest in shares held in such account. Cash dividends will be reinvested in Common Stock at the end of each quarter.

     (c) Stock dividends and any stock splits in respect of Common Stock held in the MIP Participant's account will be credited to the account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds will be handled in the same manner as a cash dividend.

     (d) The MIP Participant may instruct the Broker at any time to sell any or all of his or her full shares and the fractional interest in shares held in his/her account. Upon such sale the Broker shall mail the MIP Participant a check for the proceeds, less the regular brokerage commission and any transfer taxes, registration fee or other normal charges which are payable by the MIP Participant. Such instruction to the Broker, or a request for delivery of certificates, shall not affect the MIP Participant's status as a MIP Participant unless such person also terminates his or her payroll deduction authorization.

VII.  GENERAL

     1. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of January 24, 2003, the date of approval of this Plan by the Board; provided, however, that Article VI of this Plan and the other provisions of this Plan to the extent applicable to the Monthly Investment Plan described in Article VI of this Plan shall be effective on December 14, 2003. This Plan shall terminate 10 years after the date on which this Plan was approved by the Board unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

     Awards and grants hereunder may be made and become effective only at any time on or after December 14, 2003 and prior to the termination of this Plan, provided that no award or grant may be made later than 10 years after January 24, 2003, the date on which this Plan was approved by the Board.

     2. AMENDMENTS. The Board of Directors may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval imposed by applicable law; provided that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section
VII.7 of this Plan), (b) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (c) effect any change inconsistent with Section 422 of the Code or (d) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award or grant without the consent of such holder.

     3. AGREEMENT. Each award and grant under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award or grant. No award or grant shall be valid until an Agreement is executed by the Company and the recipient of such award or grant and, upon execution by each party and delivery of the Agreement to the Company, such award or grant shall be effective as of the effective date set forth in the Agreement.

     4. NON-TRANSFERABILITY. No option, SAR or Restricted Stock Unit or award thereof shall be transferable other than by will or the laws of descent and distribution. Each option, SAR and Restricted Stock Unit may be exercised or settled during the participant's lifetime only by the holder or the holder's guardian, legal representative or similar person. Except as permitted by the preceding sentence, no option, SAR or Restricted Stock Unit may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Restricted Stock Unit, such award and all rights thereunder shall immediately become null and void.

     5. TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to an award or grant hereunder, payment by the holder of such award or grant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award or grant. As determined by the Committee at the time of grant of an award, an Agreement may provide that (i) the Company shall withhold from the shares of Common Stock otherwise issuable or payable to a holder, the number of whole shares of Common Stock having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award or grant (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold from the shares of Common Stock issuable to the holder pursuant to an award or grant, the number of whole shares of Common Stock having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder. The Company may require that any or all obligations to satisfy or pay taxes with respect to any award or grant shall be satisfied or paid by the holder prior to the issuance of shares of Common Stock by the Company.

     6. RESTRICTIONS ON SHARES. Each award or grant made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award or grant upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of such shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award or grant made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     7. ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of securities, liquidation, spin-off or other similar event or change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under this Plan, the number and class of securities available under this Plan for grants of Incentive Stock Options in any calendar year, the number and class of securities available under this Plan for grants of options and SARs in any calendar year to any person, the number and class of securities available under this Plan for grants of Restricted Stock Units, the number and class of securities subject to each outstanding option or SAR or Restricted Stock Unit and the purchase or base price per security, the number and class of securities subject to each option to be granted to Non-employee Directors pursuant to Article IV of this Plan, the number and class of securities comprising each grant of Director's Shares, the terms of each outstanding SAR, and the terms of each outstanding Restricted Stock Unit shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or base price. If any such adjustment would result in a fractional security (i) being available under this Plan, such fractional share shall be disregarded, or (ii) subject to a grant under this Plan, the Company shall pay the holder of such grant, in connection with the first exercise or settlement of such grant, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise or settlement date over (B) the exercise or base price, if any, of such grant.

     8.   CHANGE IN CONTROL.

     (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section VII.8(b)(3) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Vesting Period applicable to any Restricted Stock Unit shall lapse, and (iii) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase or base price.

     (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section VII.8(b)(l) or (2) below, or in the event of a Change in Control pursuant to Section VII.8(b)(3) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award or grant under this Plan shall be surrendered to the Company by the holder thereof, and each such award or grant shall immediately be cancelled by the Company, and the holder shall receive, within 10 days of the occurrence of such Change in Control pursuant to Section VII.8(b)(l) or (2) below or within 10 days of the consummation or approval of the shareholders of the Company contemplated by Section VII.8(b)(3) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or

(B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, if the Change in Control occurs other than pursuant to an acquisition of shares of Common Stock, over the purchase price per share of Common Stock subject to the option, (ii) in the case of an SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, if the Change in Control occurs other than pursuant to an acquisition of shares of Common Stock, over the base price of the SAR, and (iii) in the case of a Restricted Stock Unit, the number of Restricted Stock Units then subject to such award or grant, multiplied by (A) the highest per share price offered to shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, if the Change in Control occurs other than pursuant to an acquisition of shares of Common Stock. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b)  For the purpose of this Plan, a "Change in Control" shall mean:

          (1) The acquisition (other than from the Company) by any person, entity, or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change in Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding Common Stock and then outstanding voting securities, as the case may be; or

          (2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (3) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or shareholder approval of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

     9. NO RIGHT OF EMPLOYMENT. Neither this Plan nor any award or grant made hereunder shall confer upon any person any right to continued employment by the Company or any affiliate of the

Company or affect in any manner the right of the Company or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

     10. RIGHTS AS SHAREHOLDER. Except as provided in Section III.2(d) of this Plan, no person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award or grant hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

     11. APPROVAL OF PLAN. This Plan and all awards and grants made hereunder shall be null and void if the adoption of this Plan is not approved by the shareholders of the Company on or before December 14, 2003.

     CLARCOR Inc.                                 PROXY/VOTING INSTRUCTION CARD
     ==========================================================================

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 24, 2003.

     The undersigned hereby appoints ROBERT H. JENKINS and PHILIP R. LOCHNER or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Monday, March 24, 2003 at 5:30 p.m., Central Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.

     Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 2002, and the Notice and Proxy Statement for the above Annual Meeting.

     The Company is aware of two matters to be voted upon at this Annual
     Meeting: 1. the election of directors - the nominees are Messrs. J. Marc Adam, James L. Packard and Keith E. Wandell; and 2. the proposed 2004 Incentive Plan described in the Proxy Statement for this Annual Meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF A VOTE IS NOT SPECIFIED, THE PROXIES NAMED ABOVE WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE ADOPTION OF THE 2004 INCENTIVE PLAN. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.



                                                             SEE REVERSE
                                                                 SIDE
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

      PLEASE MARK YOUR                                             |
  [X] VOTES AS IN THIS                                             |  5086
      EXAMPLE.                                                     |_________

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS NAMED IN THIS PROXY AND
FOR THE ADOPTION OF THE 2004 INCENTIVE PLAN.


--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH NOMINEES AND
                    FOR ADOPTION OF THE 2004 INCENTIVE PLAN.

                   FOR   WITHHELD                           FOR   AGAINST  ABSTAIN

1. Election of      [ ]     [ ]       2. Proposal to adopt  [ ]     [ ]      [ ]      3. In their discretion, the
   Directors                             2004 Incentive                                  Proxies are authorized to
   (See Reverse)                         Plan.                                           vote upon such other
                                                                                         business as may properly
                                                                                         come before the meeting.

For, except vote withheld from the following nominee(s):


SIGNATURE(S)_______________________________________________ DATE_______________
NOTE: Please date and sign as name appears hereon. If shares are held jointly by two more persons, each shareholder named should sign.
       Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.



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